EXHIBIT 10.4

Mississippi Chemical Corporation

First Amendment to Amended and Restated Credit Agreement
and Waiver

Harris Trust and Savings Bank,
  individually and as Administrative Agent
Chicago, Illinois

The From Time to Time Lenders Party
  to the Credit Agreement described below

Ladies and Gentlemen:

          Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of November 15, 2002 (the "Credit Agreement"), by and among the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), and Harris Trust and Savings Bank, individually and in its capacity as administrative agent thereunder, and you (all of said banks, including Harris Trust and Savings Bank in its individual capacity, being referred to collectively as the "Banks" and individually as a "Bank", and said Harris Trust and Savings Bank as administrative agent for the Banks under the Amended and Restated Credit Agreement being hereinafter referred to in such capacity as the "Administrative Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

          The Borrower has requested that the Required Banks waive the requirements of certain covenants contained in the Credit Agreement to the extent necessary to permit the acquisition by Triad Nitrogen, L.L.C. of all of the issued and outstanding capital stock of Melamine Chemicals, Inc., a Delaware corporation, and the Required Banks are willing to do so, all on the terms and conditions of this amendment (the "Amendment").

Section 1.          Amendments.

          Upon the satisfaction of all of the conditions precedent set forth in Section 3 of this Amendment the Credit Agreement shall be amended as follows:

          1.1.     Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto in the appropriate alphabetical order:

                         "Free Cash Flow" means, as of any time the same is to be determined and for the           relevant period, an amount equal to Melamine Chemicals' operating income for such period, plus the aggregate amount of Shaw related expenditures which are considered deferred (i.e., incurred but not paid) operating expenses made and financed pursuant to the Shaw Group Agreement during such period, minus (to the extent not already deducted) the aggregate amount of all payments remitted to the Shaw Group during such period pursuant to the Shaw Group Agreement.

                         "Melamine Chemicals" means Melamine Chemicals, Inc., a Delaware corporation.

                        "Melamine Acquisition" means the acquisition by Triad Nitrogen, L.L.C., a Delaware limited liability company ("Triad Nitrogen"), of all of the capital stock of Melamine Chemicals pursuant to the Melamine Stock Purchase Agreement, including the incurrence by Triad Nitrogen and Borrower of the obligations to be incurred by each under the Melamine Stock Purchase Agreement.

                        "Melamine Acquisition Date" means the effective date of the Melamine Acquisition.

                       "Melamine Stock Purchase Agreement" means that certain Stock Purchase           Agreement dated March 19, 2003, between Triad Nitrogen and Borden Chemicals, Inc., a           Delaware corporation.

                       "Shaw Group" means The Shaw Group, Inc. and Shaw Constructors, Inc.

                      "Shaw Group Agreement" means the Invitation to Bid dated April 2, 2003, from Triad Nitrogen to The Shaw Group, Inc. and the related Bid Form between Shaw Constructors, Inc. and Triad Nitrogen, The Shaw Group Proposal dated February 28, 2003 from Bobby LeBlanc to Herman Torres (including the Stone & Webster, Inc. Equipment Review attached as an Exhibit thereto) and the Shaw Group Commercial Terms dated April 3, 2003.

          1.2.     The Credit Agreement shall be amended by adding the following provision thereto as Section 7.28 thereof:

                         "Section 7.28. Free Cash Flow of Melamine Chemicals. Melamine Chemicals shall not have cumulative negative Free Cash Flow for the period from and including the Melamine Acquisition Date through the last day of each month, commencing April 30, 2003, through and including October 31, 2003, in an amount in excess of $2,500,000. As soon as available and in any event no later than 30 days after the last day of each month, commencing May 31, 2003, the Borrower shall furnish to each Bank a calculation in reasonable detail showing the Free Cash Flow of Melamine Chemicals for the period then ended, prepared by the Borrower and certified by the chief financial officer of the Borrower."

          1.3.     Section 8.1(b) of the Credit Agreement shall be amended by adding the phrase "or 7.28" immediately after the figure "7.25" appearing therein.

Section 2.          Waiver.

          2.1.     Upon the satisfaction of the conditions precedent contained in Section 3 hereof, the Required Banks waive the restrictions contained in Sections 7.10, 7.11, 7.15 and 7.19 of the Credit Agreement to the extent necessary to permit (a) Triad Nitrogen to complete the Melamine Acquisition and to incur obligations to the Shaw Group pursuant to the Shaw Group Agreement (the "Shaw Obligations"), (b) the Borrower to use proceeds of Loans in an aggregate principal amount not to exceed $1,000,000 (plus interest thereon as provided in the Melamine Stock Purchase Agreement) to pay the cash portion of the purchase price payable by Triad under the Melamine Stock purchase Agreement, including in such sum the payment of the deferred portion of such purchase price, and (c) the Borrower to be liable for the payment of the Shaw Obligations, provided that concurrently with, and as a condition to, the completion of the Melamine Acquisition the Borrower shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

                    (i)     a supplement or amendment to the A Security Agreement pursuant to which Melamine    Chemicals becomes a party thereto as a debtor and the stock of Melamine Chemicals acquired by Triad Nitrogen is added to the Collateral thereunder, which shall be acceptable in form and substance to the Administrative Agent;

                    (ii)     a supplement or amendment to the Restated Guaranty pursuant to which Melamine Chemicals becomes a party thereto as a guarantor, which shall be acceptable in form and substance to the Administrative Agent;

                    (iii)    a mortgage or deed of trust from Melamine Chemicals to the Administrative Agent (or a trustee on its behalf) encumbering Melamine Chemical's leasehold and fee interests in real estate;

                    (iv)     certificates evidencing all of the issued and outstanding capital stock of Melamine Chemicals, together with an undated stock power for each certificate executed in blank;

                    (v)     good standing certificates for Melamine Chemicals issued by the states of Louisiana and Delaware, issued not more than 30 days before the date of this Amendment;

                    (vi)     a copy of the Certificate of Incorporation, and all amendments thereto, of Melamine Chemicals, certified by the Secretary of State of the state of Delaware not more than 30 days before the date of this Amendment;

                    (vii)    a copy of the By-Laws, and all amendments thereto, of Melamine Chemicals,           certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of Melamine Chemicals;

                    (viii)   an incumbency and signature certificate for Melamine Chemicals satisfactory in form and substance to the Administrative Agent; and

                    (ix)     a copy of resolutions or consents adopted by the Board of Directors of Melamine Chemicals authorizing Melamine Chemicals to become a Guarantor, to encumber its asset and to execute the necessary guaranties and Security Documents to be executed by it in connection therewith, certified as true, correct and complete and in full force and effect on the date hereof by the Secretary or Assistant Secretary of Melamine Chemicals.

          2.2.     The waiver contained in Section 2.1 is limited to the matters expressly stated herein and shall become effective only upon the satisfaction of the conditions precedent set forth in Section 3 hereof. By accepting this waiver by the Required Banks of the foregoing requirement, the Borrower agrees that it remains obligated to comply with the terms of the Credit Agreement and related documents, including without limitation Sections 7.10, 7.11, 7.15 and 7.19 of the Credit Agreement, and that the Required Banks shall not be obligated in the future to waive any provision of the Credit Agreement and related documents and may exercise their rights and remedies under the Loan Documents and otherwise as though such waiver had never been made.

Section 3.          Conditions Precedent.

          This Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

          3.1.     The Borrower, the Administrative Agent and the Required Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

          3.2.     Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement.

          3.3.     After giving effect to this Amendment, Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder.

          3.4.     The Borrower shall have reimbursed the Administrative Agent for all fees and expenses incurred by it, including the fees and expenses of Chapman and Cutler and FTI Consulting (formerly PWC), in connection with the Credit Agreement and the amendment thereof pursuant to this Amendment and the transactions contemplated hereby.

          3.5.     The Administrative Agent shall have received a non-refundable amendment fee in the amount of $100,000 for the ratable account of the Banks that have executed this Amendment and returned it to the Administrative Agent by the close of business in Chicago, Illinois on the date all other conditions precedent contained in this Amendment have been met.

Section 4.     Right of First Refusal.

          In the event that the Borrower or any of the Guarantors receives any commitment for debtor-in-possession financing ("DIP Financing"), whether before or after a bankruptcy filing which Borrower intends to accept, the Borrower or such Guarantor shall give the Administrative Agent (which shall promptly distribute same to the Banks) a copy of such commitment and all attachments and exhibits referred to therein (the "Commitment"). Harris Trust and Savings Bank, as Administrative Agent together with such of the Banks as elect to participate, shall have five Business Days following receipt of such Commitment by Harris to exercise a right of first refusal to provide the Borrower or such Guarantor with DIP Financing on substantially the same terms as set forth in the Commitment including the same loan amounts, interest rates, repayment terms, collateral and other material conditions. If such Administrative Agent and such participating Banks do not exercise their right of first refusal within such five Business Day period, then the Borrower or such Guarantor may enter into a DIP Financing with another lender or lenders on substantially the same terms or more favorable terms to the Borrower as set forth in the Commitment, subject to the right of the Administrative Agent and the Banks to object thereto in the applicable bankruptcy proceeding. The delivery of a copy of a Commitment hereunder shall not by itself constitute an Event of Default hereunder.

Section 5.          Miscellaneous.

          5.1.     The Borrower and certain of its Subsidiaries (collectively, the "Debtors") have heretofore executed and delivered to the Agent certain A Security Documents and B Security Documents (collectively, the "Collateral Documents") and the Debtors hereby agree that notwithstanding the execution and delivery hereof, the Collateral Documents shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Debtors thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

          5.2.     Each of the Guarantors acknowledges the execution of the foregoing Amendment by the Borrower and acknowledges that this consent is not required under the terms of the Guaranty and that the execution hereof by the Guarantors shall not be construed to require the Banks to obtain their acknowledgment to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in said Guaranty. Each of the Guarantors hereby agree that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrower to the Banks under the Credit Agreement, as amended pursuant to the Amendment, and that the Guaranty shall be and remain in full force and effect.

          5.3.     Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          5.4.     This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

          Upon acceptance hereof by the Administrative Agent and the Banks in the manner hereinafter set forth, this Amendment shall be a contract between us for the purposes hereinabove set forth.

          Dated as of April 14, 2003.
MISSISSIPPI CHEMICAL CORPORATION

By /s/ Timothy A. Dawson
Its Senior Vice President and CFO

MISSCHEM NITROGEN, L.L.C.

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI NITROGEN, INC.

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

TRIAD NITROGEN, L.L.C.

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI PHOSPHATES CORPORATION

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI POTASH, INC.

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer
EDDY POTASH, INC.

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISIPPI CHEMICAL MANAGEMENT
COMPANY

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL COMPANY, L.P.
BY: MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, GENERAL PARTNER

By /s/ Timothy A. Dawson

Its Vice President of Finance and Treasurer

          Accepted and Agreed to as of the day and year last above written.
HARRIS TRUST AND SAVINGS BANK,
individually and as Administrative Agent

By /s/ Lawrence A. Mizera
Its Vice President

CREDIT AGRICOLE INDOSUEZ

By
Its _________________________________

BNP PARIBAS

By
Its ___________________________________

BANC OF AMERICA STRATEGIC SOLUTIONS,
INC.

By /s/ Charles A. Kerr
Its Managing Director

THE BANK OF NOVA SCOTIA, ATLANTA
AGENCY

By
Its _________________________________

SUNTRUST BANK

By
Its _________________________________

WACHOVIA BANK, NATIONAL ASSOCIATION

By /s/ Melissa A. McDonald
Its Vice President

ABN AMRO BANK N.V.

By
Its __________________________________

By
Its ___________________________________

MORGAN STANLEY SENIOR FUNDING, INC.

By /s/ Daniel Allen
Its Vice President

TRUSTMARK NATIONAL BANK

By /s/ William H. Edwards
Its Vice President

AMSOUTH BANK

By /s/ J. D. May
Its Vice President

PRESIDENT AND FELLOWS OF HARVARD
COLLEGE

By: Whippoorwill Associates, Incorporated
Its Agent and Authorized Signatory

By /s/ Shelley F. Greenhaus
Its Managing Director